EXECUTION COPY


                          PERFORMANCE SUPPORT AGREEMENT

         THIS PERFORMANCE SUPPORT AGREEMENT ("Agreement") is executed as of this 29th day of March, 1999, by ULTRAMAR DIAMOND SHAMROCK CORPORATION ("UDS"), a Delaware corporation (the "Support Provider"), in favor of ASSET SECURITIZATION COOPERATIVE CORPORATION ("ASCC"), a California cooperative corporation, CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC") and any other Person which may become a "Purchaser" under and as defined in both the Credit Card Receivables Purchase Agreement and Trade Receivables Purchase Agreement (referred to below) (each a "Purchaser" and collectively, the "Purchasers") and CIBC, in its capacity as the Administrative Agent under both the Credit Card Receivables Purchase Agreement and the Trade Receivables Purchase Agreement (the "Administrative Agent").

                             PRELIMINARY STATEMENTS

         1. DSRM National Bank, a national banking association ("DSRMNB"), and Diamond Shamrock Refining and Marketing Company, a Delaware corporation ("DSRM"), have executed that certain Amended and Restated Participation
Agreement dated as of May 1, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Participation Agreement") pursuant to which DSRM purchases 100% participation interests in all Receivables under all Accounts established and maintained by DSRMNB.

         2. DSRMNB and DSRM have executed that certain Data Processing and Service Agreement dated as of September 13, 1996 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Servicing Agreement") pursuant to which DSRM processes all Receivables under all Accounts established and maintained by DSRMNB.

         3. TPI Petroleum, Inc., a Michigan corporation ("TPI"), Ultramar, Inc., a Nevada corporation ("Ultramar") and Diamond Shamrock Refining Company, L.P., a Delaware limited partnership ("DSRLP"), as "Sellers", and DSRM, as "Buyer", have executed that certain Transfer Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Transfer Agreement") pursuant to which DSRM shall acquire the Receivables originated from time to time by TPI, Ultramar and DSRLP.

         4. DSRM, as "Seller", and Coyote Funding, L.L.C., a Delaware limited liability company ("Coyote Funding"), as "Buyer", have executed that certain Credit Card Receivables Sale Agreement and that certain Trade Receivables Sale Agreement both of even date herewith (as the same may be amended, supplemented,

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restated or otherwise  modified from time to time,  each a "Sale  Agreement" and collectively, the "Sale Agreements") pursuant to which Coyote Funding shall purchase the Receivables and Receivables Assets offered for sale from time to time by DSRM.

         5. ASCC, the Purchaser, the Administrative Agent, DSRM, as "Collection Agent" and Coyote Funding, as "Seller" have executed or will execute that certain Credit Card Purchase Agreement and that certain Trade Receivables Purchase Agreement both of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, each a "Purchase Agreements" and collectively, the "Purchase Agreements") pursuant to which ASCC may, and CIBC, if so requested, will purchase an Ownership Interest in the Receivables and the Receivables Assets offered for sale from time to time by Coyote Funding.

         6. DSRMNB has executed that certain Security Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement", and together with the Participation Agreement, the Servicing Agreement, the Transfer Agreement, the Sale Agreements and the Purchase Agreements, collectively, the "Transaction Documents") in favor of CIBC, as Administrative Agent under the Credit Card Receivables Purchase Agreement pursuant to which DSRMNB has granted the Administrative Agent a security interest in the Receivables under all Accounts established and maintained by DSRMNB.

         7. Each of  DSRMNB,  DSRM,  TPI,  Ultramar,  DSRLP and  Coyote  Funding
(collectively,   the  "UDS   Transaction   Parties")   are  direct  or  indirect
wholly-owned subsidiaries of the Support Provider.

         8. It is a condition precedent to the Initial Purchase by the Purchasers under the Purchase Agreements that the Support Provider execute and deliver this Agreement to the Administrative Agent.

         In consideration of the execution of the Purchase Agreements by the Purchasers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Support Provider, the Support Provider agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1. Definitions. Unless otherwise defined in this Agreement, all defined terms used in this Agreement, including the Preliminary Statements hereof, shall have the meanings ascribed to such terms in the Purchase Agreements.

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                                   ARTICLE II
                         PERFORMANCE SUPPORT OBLIGATION

         Section 2.01. Performance Support Obligation. The Support Provider hereby unconditionally and irrevocably guarantees for the benefit of the Purchasers and the Administrative Agent (collectively, the "Beneficiaries"), the due and punctual performance, observance and payment by the UDS Transaction
Parties and their respective successors and assigns of all of the terms, covenants, conditions, agreements, undertakings and obligations on the part of the UDS Transaction Parties to be paid, performed or observed under the Transaction Documents or any document executed by each Transaction Party and delivered in connection with the Purchase Agreements in accordance with the terms thereof, including, without limitation, any agreement of any Transaction Party to pay any money under either of the Purchase Agreements or any such other document (all of the foregoing, the "Obligations"). Should the UDS Transaction Parties fail to perform any Obligation, then the Support Provider will itself duly and punctually perform, observe and pay, or cause to be duly and punctually performed, observed or paid such Obligation, and it shall not be a condition to the accrual of the obligation of the Support Provider hereunder to perform, observe or pay any Obligation (or to cause the same to be performed, observed or paid) that any Purchaser, the Administrative Agent or any other Person shall have first made any request of or demand upon or given any notice to the Support Provider or to any Transaction Party or their respective successors and assigns or have initiated any action or proceeding against the Support Provider or any Transaction Party or any of their respec tive successors and assigns in respect thereof. Any Purchaser and the Administrative Agent may proceed to enforce the obligations of the Support Provider under this Section 2.01 without first pursuing or exhausting any right or remedy which such Purchaser or the Administrative Agent may have against any Transaction Party, any other Person, the Receivables, the Receivables Assets or any other property.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations and Warranties of the Support Provider. The Support Provider hereby represents and warrants to the Purchasers and the Administrative Agent on the date hereof and on the date of each purchase, sale, assignment, transfer or other transaction under any of the Transaction
Documents:

         (i) Support Provider is a corporation duly organized, validly existing and in good standing under the laws of the State of
                Delaware and is duly qualified to do business, and in good standing, in every jurisdiction where the nature of its business requires it to be so qualified unless Failure to be so qualified and in good standing would not materially adversely affect its ability to perform its obligations hereunder.
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         (ii)   The execution, delivery and  performance by the Support Provider of this Agreement and the other instruments and documents to be delivered hereunder, and the transactions contemplated hereby, are within the Support Provider's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (A) the Support Provider's charter or by-laws, (B) any law, rule or regulation applicable to the Support Provider,
                (C) any contractual restriction of a material nature Contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on the Support Provider or its property or (D) any order, writ, judgment, award, injunction or decree binding on the Support Provider or its property, which, in the case of any of the foregoing would materially adversely affect its ability to perform its obligations hereunder, and do not result in or require the creation of any lien, claim or encumbrance upon or with respect to any of its properties.

         (iii) This Agreement has been duly executed and delivered on behalf of the Support Provider and is the legal, valid and binding agree-ment of the Support Provider enforceable against the Support Provider in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Support Provider of this Agreement or any other document or instrument to be delivered herewith.

         (v) There are no actions, suits, or proceedings pending or, to the knowledge of the Support Provider, threatened against the Support Provider or affecting the property of the Support Provider or any of its subsidiaries in any court, or before any arbitrator of any kind, or before or by any governmental authority, which would materially adversely affect its ability to perform its obligations hereunder. Neither the Support Provider nor any of its subsidiaries is in default with respect to any order of any court, arbitrator or governmental body, which, in the case of any of the foregoing would materially

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                adversely  affect  its  ability  to   perform   its  obligations
                hereunder, and do not result in or require the creation of any lien, claim or encumbrance upon or with respect to any of its properties.

         (vi) The consolidated balance sheet of the Support Provider and its consolidated subsidiaries as of December 31, 1998, and the related consolidated statements of income and retained earnings of the Support Provider and its consolidated subsidiaries for the fiscal year then ended, are in each case certified by Arthur Andersen LLP, independent public accountants (and copies of which have been furnished to the Administrative Agent) and such statements are accompanied by an opinion of Arthur Andersen LLP stating that such statements fairly present the consolidated financial condition of the Support Provider and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.01. Reporting Covenants. The Support Provider covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, the Support Provider will deliver to the Administrative Agent:

         (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Support Provider, a consolidated income statement and a statement of changes in financial position of the Support Provider and its consolidated subsidiaries for such period, and consolidated statements of income and retained earnings of the Support Provider and its consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of the Support Provider to be prepared to the best of his knowledge and belief in accordance with generally accepted accounting principles subject to audit and normal year-end adjustments;

         (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Support Provider, a copy of the consolidated balance sheets of the Support Provider and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Support Provider and its consolidated subsidiaries for such year each reported on by nationally recognized public accountants;

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         (c)  upon request by the  Administrative Agent,  copies of  all reports and registration statements, if any, which the Support Provider or any subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

         (d) promptly from time to time furnish the Administrative Agent such information, documents, records or reports respecting the financial conditions and operations of the Support Provider as the Administrative Agent may reasonably from time to time request.

         Section 4.02. Stock Ownership and Merger Restrictions. The Support Provider covenants and agrees that, until this Agreement is terminated pursuant to Section 5.07, each of the UDS Transaction Parties will at all times be a wholly-owned direct or indirect subsidiary of the Support Provider.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Validity of Obligations. The Support Provider agrees that its obligations under this Agreement shall be unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Obligations, (ii) the absence of any attempt to collect any Collections from the Obligor related thereto, or to collect the Obligations from the UDS Transaction Parties or any other Person, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by any Purchaser, the Administrative Agent or any other Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Obligations, including without limitation, any amendment to or modification of any Transaction Document, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations, or rights of any of the Purchasers, the Administrative Agent or any other Person with respect thereto, (vi) the failure by any of the Purchasers, the Administrative Agent or any other Person to take any steps to perfect and maintain perfected its respective interest in any Receivable or any Receivables Assets or other property acquired by it pursuant to any of the Transaction Documents or in any security or collateral related to the Obligations (vii) any exchange or release of any Receivable or any Receivables Assets or other property acquired by any Purchaser, the Administrative Agent or any other Person pursuant to any of the Transaction Documents, (viii) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by the Support Provider or (ix) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a default available to, or a discharge of the UDS Transaction Parties or the Support

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Provider,  or any other  circumstance,  event or  happening  whatsoever  whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. The Support Provider further agrees that its obligations under this Agreement shall not be limited to any valuation, estimation or disallowance made in connection with any proceedings involving any of the UDS Transaction Parties filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. The Support Provider further agrees that none of the Purchasers, the Administrative Agent or any other Person under any of the Transaction Documents shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. The Support Provider further agrees that, to the extent that any Transaction Party makes a payment or payments to any of the Purchasers, the Administrative Agent or any other Person under any of the Transaction Documents, which payment or payments (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Transaction Party, its estate, trustee or receiver or any other party, including, without limitation, the Support Provider, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Support Provider waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement. The Support Provider's obligations under this Agreement shall not be limited if any Purchaser, the Administrative Agent or any other Person is precluded for any reason (including without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Obligations, and the Support Provider shall pay to such Purchaser, the Administrative Agent or such other Person, as applicable, upon demand, the amount of the Obligations that would otherwise have been due and payable had such rights and remedies been permitted to be exercised.

         Section 5.02. Irrevocability. The Support Provider agrees that its obligations under this Agreement shall be irrevocable. In the event that under applicable law (notwithstanding the Support Provider's agreement regarding the irrevocable nature of its obligations hereunder), the Support Provider shall have the right to revoke this Agreement, this Agreement shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Support Provider is actually received by the Administrative Agent at the Administrative Agent's address at Canadian Imperial Bank of Commerce, New York Branch, Attention: Asset Securitization Group, 425 Lexington Avenue, New York, NY 10017. Any such revocation shall not affect

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the right of any of the Purchasers or the Administrative  Agent to enforce their respective rights under this Agreement with respect to (i) any Obligation (including any Obligation that is contingent or unmatured) which arose on or
prior  to  the  date  the   aforementioned   revocation   was  received  by  the
Administrative Agent or (ii) any Obligation which in any way relates to any Receivable or any Receivables Assets existing or otherwise outstanding on the date the aforementioned revocation was received by the Administrative Agent. If any of the Purchasers make Purchases or take other action in reliance on this Agreement after any such revocation by the Support Provider but prior to the receipt by the Administrative Agent of said written notice, the rights of the Purchasers and the Administrative Agent with respect thereto shall be the same as if such revocation had not occurred. Without limiting the foregoing, this Agreement may not be revoked at any time on or after the occurrence of an Event of Liquidation under either of the Purchase Agreements.

         Section 5.03. Waiver. The Support Provider hereby waives promptness, diligence, notice of acceptance, notice of default by the UDS Transaction Parties, notice of the incurrence of any Obligation and any other notice with respect to any of the Obligations and this Agreement, the Transaction Documents, and any other document related thereto and any requirement that the Purchasers, the Administrative Agent or any other Person exhaust any right or take any action against the UDS Transaction Parties, any other Person or any property. The Support Provider warrants to the Purchasers and the Administrative Agent that it has adequate means to obtain from the UDS Transaction Parties on a continuing basis, all information concerning the financial condition of the UDS Transaction Parties and the collectibility of the Receivables and Receivables Assets, and that it is not relying on the Purchasers or the Administrative Agent to provide such information either now or in the future.

         Section 5.04. Subrogation. The Support Provider will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Obligations shall have been paid and performed in full and the Aggregate Ownership Interest is reduced to zero under each Purchase Agreement. If any payment shall be made to the Support Provider on account of any subrogation rights at any time prior to the occurrence of the events described in the preceding sentence, each and every amount so paid will be held in trust for the benefit of the Purchasers, the Administrative Agent and any other applicable payee under any of the Transaction Documents and forthwith be paid to the Administrative Agent or such payee, as applicable, to be credited and applied to the Obligations.

         Section 5.05. Costs and Expenses. The Support Provider shall pay, on demand, all reasonable costs and expenses including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by any of the Purchasers or the Administrative Agent in connection with (a) the collection of all or any part of the obligations of the Support Provider hereunder, (b) the enforcement of any term or provision of this Agreement or (c) the prosecution or defense of any action by or against any of the Purchasers or the Administrative Agent (without limiting clause (a) or (b) above, excluding any such action brought by the UDS Transaction Parties or the Support Provider or by any of the Purchasers or the Administrative Agent against the UDS Transaction Parties or the Support Provider) in connection with this Agreement, whether involving the UDS Transaction Parties, the Support Provider or any other Person, including a trustee in bankruptcy, (excluding however any such action that results from the gross negligence or willful misconduct of any Purchaser or the Administrative Agent). The Support Provider shall pay interest on all amounts owing by it under this Agreement from the date due and payable hereunder until such obligations are paid in full, at the per annum rate of 2% plus the Base Rate.

         Section 5.06. Successors. This Agreement shall be binding upon the Support Provider and upon the successors and assigns of the Support Provider and shall inure to the benefit of the successors and assigns of the Purchasers and the Administrative Agent; all references herein to the Support Provider and to the UDS Transaction Parties shall be deemed to include their respective successors and assigns. The successors and assigns of the UDS Transaction Parties shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the UDS Transaction Parties. All references to the singular shall be deemed to include the plural where the context so requires.

         Section 5.07. Termination. This Agreement shall terminate after the latest to occur of (a) the date on which all the Obligations are paid and/or performed in full, (b) the date the Aggregate Ownership Interest is reduced to zero under both of the Purchase Agreements, and (c) the date on which the Support Provider has satisfied in full its obligations hereunder.

         Section 5.08. Integration; Conditions. This Agreement contains a final and complete integration of all prior expressions of the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. No course of dealing, course of performance or trade usage and no parol evidence shall be used to supplement or modify any term hereof. This Agreement is fully effective on the date of its execution by the Support Provider.

         Section 5.09. Governing Law and Consent to Jurisdiction Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT
LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

         (b) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

         Section 5.10. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Support Provider this 29th day of March, 1999.

                                   ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                   By:   /s/ Steve Blank
                                      Name:  Steve Blank
                                      Title: Vice President and Treasurer

                                   Address:   6000 North Loop West 1604
                                              San Antonio, TX 78249-1112
                                              Attention:  Treasurer

Acknowledged and accepted this
29th day of March, 1999.

CANADIAN IMPERIAL BANK OF
  COMMERCE, NEW YORK BRANCH,
as Administrative Agent on behalf
of the Purchasers under each
Purchase Agreement


By:    /s/ John Gevlin
   Name:   John Gevlin
   Title:  Authorized Signatory